UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2020

ADVANZEON SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9927	95-2594724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 W. Busch Blvd, Suite 701, Tampa, FL	33618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   813 517-8484

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CHCR	OTCBB

Item 4.01 Change in Registrant’s Certifying Accountant

On December 21, 2020, the Registrant was informed that its independent registered public accounting firm, Louis Plunge & Company (“Louis Plung”), had resigned as of December 18, 2020. The report by Louis Plung on the Registrant’s financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the Registrant’s two most recent fiscal years and any subsequent interim period preceding their resignation there were no disagreements with Louis Plung on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which if not resolved to the satisfaction of Louis Plung, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

The Registrant provided Louis Plung with a copy of this Form 8-K Report prior to its filing with the U.S. Securities and Exchange Commission (the “Commission”) and requested Louis Plung to furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant in response to Item 304 (a) (1) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of Louis Plung’s letter dated December 21, 2020, is attached as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 16.01	Letter from Louis Plung & Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Advanzeon Solutions, Inc.
DATE: December 23, 2020
	By:	/s/ Clark A. Marcus
Clark A. Marcus, Chief Executive Officer

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